Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

The Board of Directors of
  CI Sell Cars, Inc:

We consent to the use of our reports dated February 27, 2004, with respect to the balance sheet of Strategy Holding Company Limited as of February 15, 2004, and the related statements of operations, stockholders' equity and cash flows for the period from inception (January 1, 2004) to February 15, 2004, included herein.

By:  /s/ Samuel Klein and Company

Newark, New Jersey
August 30, 2004